Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Newport Corporation:

(1)	Registration Statement (Form S-8 No. 333-105623) pertaining to the registration of 2,178,205 shares of common stock pursuant to the Amended and Restated Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-86268) pertaining to 1,087,541 shares of common stock related to certain Stock Option Grants outside of a plan;

(3)	Registration Statement (Form S-8 No. 333-74076) pertaining to 6,000,000 shares of common stock pursuant to the 2001 Stock Incentive Plan;

(4)

Registration Statement (Form S-8 No. 333-41090) pertaining to 5,687,318 shares of common stock pursuant to the 1992 Stock Incentive Plan, the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan; and

(5)	Registration Statement (Form S-8 No. 333-136182) pertaining to 6,000,000 shares of the 2006 Performance-Based Stock Incentive Plan;

of our report dated March 29, 2011 with respect to the consolidated financial statements of Ophir Optronics Ltd., which are included in this Form 8-K of Newport Corporation.

/s/ Kost Forer Gabbay & Kasierer	Tel-Aviv, Israel
A Member of Ernst & Young Global	December 19, 2011